UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

INDUSTRIAL PROPERTY TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55376	61-1577639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of Principal Executive Offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

EXPLANATORY NOTE

As previously disclosed, on July 15, 2020, Industrial Property Trust, a Maryland real estate investment trust (the “Company”), indirectly through its operating partnership, Industrial Property Operating Partnership LP (the "Operating Partnership"), consummated the sale of all of its assets other than cash (the “Sale”) to BCI IV Portfolio Real Estate Holdco LLC. Following the Sale, the Company wound up its business, including the termination of all of its contracts, and the Board of Trustees of the Company (the “Company Board”) approved the termination of the existence of the Company. This Current Report on Form 8-K (the “Form 8-K”) is being filed for the purpose of disclosing certain matters related to the termination of existence of the Company.

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreements

In order to facilitate the termination of the Company, on July 24, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with IPT Property Management LLC, IPT Services LLC, IPT Acquisitions LLC and the Operating Partnership , which are all of the direct or indirect subsidiaries of the Company (collectively, the “Subsidiaries”). Pursuant to the Merger Agreement, effective on July 28, 2020, the Subsidiaries merged with and into the Company with the Company being the surviving entity in such merger (the “Merger”). Under the terms of the Merger Agreement, all of the outstanding membership interests or partnership interests of the Subsidiaries, as applicable, were cancelled and are no longer outstanding.

Liquidator Services Agreement

On July 28, 2020, the Company, the Operating Partnership and IPT Liquidator LLC (the “Liquidator”) entered into a Liquidator Services Agreement. Pursuant to the Liquidator Services Agreement, the Liquidator will undertake certain services on behalf of the Company following the termination of existence the Company (the “Post-Termination Services”), including, among other things: (i) acting as the representative of the Company and its subsidiaries in any claims asserted against the Company or its subsidiaries and making appropriate efforts to administer and resolve any such claims or liabilities and satisfy or discharge any such claims or liabilities out of available reserves (the “Reserves”), which Reserves shall be an amount equal to $471,000 as of July 28, 2020; (ii) administering any claims asserted against the Company or its subsidiaries under certain of the Trust’s insurance policies, including the Company's directors and officers insurance policy; (iii) supervising (x) the preparation and delivery of all relevant tax documents, including Form 1099s, for the tax year ending 2020 to the former shareholders of the Company and (y) the preparation and filing of all relevant tax returns of the Company for the tax year ending 2020 with the relevant tax authorities; and (iv) providing for the retention of the books and records of the Company for a period of six years from the termination of existence of the Company.  As compensation for the Post-Termination Services, the Liquidator is entitled to (a) any amounts remaining in the Reserves, if any, upon the expiration of the term of the Liquidator Services Agreement, which will occur on December 31, 2023, subject to the resolution of any outstanding claims, and (b) any tax refunds recovered on behalf of the Company or the Operating Partnership. The Liquidator is an affiliate of the Company's sponsor and the Company’s external advisor.

Item 8.01.   Other Events.

Final Distribution

On July 24, 2020, the Company Board approved a final distribution of $1.1815 per share (the “Final Distribution”) to be paid to holders of record of shares of beneficial interest of the Company as of the close of business on July 24, 2020 on or around July 28, 2020. The Final Distribution represents the final liquidating distribution of the shareholders of the Company’s interest in the Company.

The Final Distribution will be reflected in each shareholder's Form 1099 for the year ending December 31, 2020. Shareholders are advised to consult their tax advisors regarding the tax consequences of the Final Distribution in light of his, her or its particular investment or tax circumstances.

Pursuant to Articles of Dissolution filed with the State Department of Assessments and Taxation of the State of Maryland, the Company terminated its existence effective as of 5:00 p.m. Eastern Time on July 28, 2020 (the “Effective Time”). At the Effective Time, all shares of beneficial ownership of the Company will be canceled and no longer deemed to be outstanding and all rights of the holders thereof as shareholders shall cease and terminate. The Company will also file an appropriate notification to terminate its obligations under the U.S. securities laws, including the filing of a Form 15 with the Securities and Exchange Commission to deregister its shares of beneficial interest.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 24, 2020, by and among IPT Property Management, IPT Services LLC, IPT Acquisitions LLC, Industrial Property Operating Partnership LP and Industrial Property Trust.

10.1	Liquidator Services Agreement, dated as of July 28, 2020, by and among Industrial Property Trust, Industrial Property Operating Partnership LP and IPT Liquidator LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2020	INDUSTRIAL PROPERTY TRUST

	BY:	/s/ Thomas G. McGonagle
Thomas G. McGonagle
Managing Director, Chief Financial Officer